Exhibit 99.1

Earnings Commentary and Supplemental Information Second Quarter 2015 Unaudited

Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth strategies; investment objectives, plans and current expectations, such as expected 2015 consolidated revenue internal growth rate and capital expenditures and expected cost savings associated with the Transformation initiative. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our other expectations include, among others: (i) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (ii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (iii) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (iv) changes in customer preferences and demand for our storage and information management services; (v) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vi) the cost or potential liabilities associated with real estate necessary for our business; (vii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (viii) changes in the political and economic environments in the countries in which our international subsidiaries operate; (ix) changes in the cost of our debt; (x) changes in the amount of our capital expenditures; (xi) the impact of alternative, more attractive investments on dividends; (xii) our ability to remain qualified for taxation as a real estate investment trust (“REIT”); (xiii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Earnings Commentary 4 Company Profile 7 Financial Highlights 8 Year-over-Year Revenue Growth 9 Records Management Volume Growth 10 Guidance Summary 12 Quarterly Operating Performance 13 Year-to-Date Operating Performance 14 Consolidated Balance Sheets 15 Consolidated Statements of Operations 16 Reconciliation of Operating Income to Adjusted OIBDA 17 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 18 Reconciliation of Net Income Attributable to IRM to FFO & AFFO 19 Quarterly Total Revenue Growth Bridge 20 Quarterly Normalized Adjusted OIBDA Bridge 21 Quarterly Normalized Adjusted Earnings per Share Bridge 22 Reported $ Storage Net Operating Income (NOI) 23 Global Real Estate Portfolio 24 Revenue from Rental Activities and Storage NOI per Racked Square Foot 25 Portfolio Utilization 26 Gross Book Value of Real Estate Assets 27 Service Business Detail 28 Customer Data 29 Debt Schedule 30 Capitalization 31 Lease Obligations 32 Investments 33 Components of Value 34 Appendix 35

Earnings Commentary 4 Reconciliation of Non - GAAP Measures: Throughout this document, Iron Mountain will discuss (1) Adjusted Operating Income Before Depreciation, Amortization , Intangible Impairments , (Gain) Loss on Disposal / Write - down of Property, Plant and Equipment , Net (Excluding Real Estate) , REIT Costs and Recall Costs (Adjusted OIBDA), (2) Adjusted Earnings Per Share (Adjusted EPS), (3) Funds From Operations ( FFO NAREIT), (4) FFO (Normalized) and (5) Adjust ed Funds From Operations (AFFO) . These measures do not conform to accounting principles generally accepted in the United States (GAAP). The reconciliations of these measures to th e appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended , are included later in this document (see T able of C ontents ) . Iron Mountain Second Quarter 201 5 Financial Results – Strong Operating Performance Driven by Solid Constant Do llar Storage Rental Growth and Continued Volume Gains – – Constant Dollar Results Tracking in Line with Full - Year Company Expectations ; Maintaining Full - Year Guidance – · T otal reported revenues for the second quarter were $ 760 million in 2015 , compared with $787 million in 201 4 . On a con stant dollar (C$) basis, total r evenue growth for the quarter was 2.2%, reflecting solid storage rental revenue gains of 4. 1 % and service revenue decline s of 0. 6%. Year - to - date total reported revenues were $1 .50 billion, compared with $1.56 billion in 2014 . On a C$ basis, first - h alf total revenue growth was 2.2%, driven by storage rental revenue gains of 4. 3 % and service revenue declines of 1. 0%. · Adjusted OIBDA for the second quarter was $ 22 3 million , compared with $ 2 42 million in 201 4 , while year - to - date Adj usted OIBDA was $45 4 million, compared with $470 million in 2014 . On a C$ basis, Adjusted OIBDA declined for the quarter by 3.3% , primarily driven by costs associated with new product introductions and service initia tives in the Data Management business , and increased by 1. 1 % year - to - date. · Adjusted EPS for the second quarter was $0. 2 8 per diluted share , compared with $0. 41 per diluted share in 201 4 . Year - to - date Adjusted EPS was $0. 60 per diluted share , compared with $0. 75 in 2014 . Adjusted EPS for 2015 refle c ts a structural tax rate of 13. 9%, compared with a structural tax rate of 15.0 % in 2014. Adjusted EPS for 2015 also reflects a 10% increase in weighted average shares outstanding following the distribution of shares in November 2014, associated with the company’s conversion to a REIT effective January 1, 2014 . · GAAP EPS for the second quarter was $0. 2 5 per share and $ 0. 45 year - to - date, compared with GAAP EPS of $ 1. 4 1 per share for the second quarter of 2014 and $1.63 year - to - date. GAAP EPS for the quarter and year - to - date in 2014 includes $194 million and $176 million, respectively, of a net discrete tax benefit primarily related to the reversal of current and deferred tax asse ts and liabilities, partially offset by incremental taxes related to foreign repatriation associated with the company’s conversion to a REIT effective January 1, 2014. · FFO (Normalized) per share was $0. 48 for the quarter and $ 0. 98 year - to - date. AFFO was $ 130 million for the quarter and $ 25 5 million year - to - date. In support of its strategic plan , during 201 5 , the company : · Maintained strong customer retention and increased positive worldwide records management net volume growth in the second quarter by 2.8% ( 1. 8 % internal volume growth). Volume growth by segment in the second quarter was: o 1.2 % in North America ( 0.4 % internal volume growth, or one million cubic feet ) o 3.0 % in Western Europe ( 2.3 % internal volume growth) o 9.7 % in the Other International segment ( 7.3 % internal volume growth )

Earnings Commentary 5 · Expanded r evenue from Emerging Markets (now Other International excluding Australia) to 14.1 % of total revenue in the second quarter on a 2014 constant dollar basis , demonstrating progress toward the company’s goal to increase revenue from these markets to 16% by the end of 2016 , · In the first half of the year, a cquired the record and tape inventor ies of 12 storage companies , and closed on f ive acquisition s of small records management and storage compan ies in developed markets and one acquisition of a data management company in emerging markets for total investment of approximately $ 3 4 million · In June , the company entered into a definitive agreement to acquire Recall Holdings (REC:ASX) by way of a recommended court - approved Scheme of Arrangement. · Also i n June, the company announced the Transformation Program (formerly Speed and Agility) to drive $100 million of savings in overhead expenses by 2018. Actions in July will improve the overhead year - end 2015 exit rate and is expected to deliver $50 m illion of benefit in 2016 . The related charge s associated with the first $50 million of cost reduction are expected to be recognized in the third quarter of 20 15 . In addition , Iron Mountain is implementing an initiative to align the service business cost structure with activity decline s with the goal of maintaining and improving service gross margins. “ Continued strength in internal storage rental growth and further moderati on in service revenue declines supported solid operating performance in the second quarter and reflect the strength of our underlying business fundamentals , ” said William L. Meaney, Iron Mountain’s president and chief executive officer. “ Looking ahead, we expect meaningful improvements in Adj usted OIBDA , as we implement our transformation program and ultimately realize synergies from the Recall acquisition. Th ese actions will drive significant growth in cash that can support long - term growth in dividends and provide funding for accretive investment opportunities . ” Operations Review Second quarter C$ to tal storage rental growth of 4. 1 % reflected : · S trong increases of 15. 6 % in the company’s Other International segment, · 4. 0 % in the Western Europe segment, a nd · 0.9 % and 5.5% in North American Records and Information Management (RIM) and North American Data Management (DM), respectively. Ope rating performance continued to demonstrate resilience , with worldwide i nternal storage rental growth of 2. 7 % in the second quarter compared with 1. 6 % in the second quarter of 2014 . By segment, i nternal storage rental revenue : · Increased by 11. 5 % in the Other International segment, · Increased by 3.5 % in the Western Europe segment , and · Decreased by 0.1 % in North American RIM and increased by 5. 3 % in North American DM . F oreign currency rate changes reduced reported worldwide storage rental revenue growth rates by 5. 5 % in the second quarter compared with the prior year . As the company has previously noted, total service revenues reflect reduced retrieval/re - file activity and related transportation revenues . I n the records management business , the contribution from these core activities has begun to stabilize in recent periods while in the data management business, service declines are reflecting more recent reductions i n activity levels . I nternal service revenue s in North American RIM and Western Europe were down due to lower levels of transportation, handling and retri eval/refile fees and the sale of the shredding business in the UK , Ireland and Australia , partially offset by higher revenue from non - recurring project s . In the Other International segment , internal service revenue growth was driven by an increase in transportation , retrieval and refile activity as well as recurring imaging and other projects . R ecycled paper pricing increased approximately 3 % compared with the prior year .

Earnings Commentary 6 Financial Review Consolidated Adjusted OIBDA margin for the quarter w as 29. 4% , reflecting continued strong Adjusted OIBDA margin s of 39.4 % in North American RIM , 50.8 % in North American DM , 27 . 9 % in Western Europe and 18.8 % in Other International . Year - to - date , total real estate investment including racking was $ 71 million, acquisition spend ing was $ 3 4 million and other non - real estate investment was $ 24 million. Maint enance capital expenditure s w ere $ 27 million, or 1 . 8 % of revenues. T he company had liquidity of approximately $ 7 50 m illion , primarily under its revolving credit facility , and a net total lease adjusted leverage r atio of 5. 7 a t quarter end, as compared to a maximum allowable ratio of 6.5x . 2015 Guidance T he company is maintaining its guidance for 2015 , with C$ T otal R evenue and C$ Adjusted OIBDA growth expected to be 1% - 5%, in line with its strategic plan . On a reported dollar basis, Total Revenue is expected to be toward the lower end of the company’s guidance of $3,030 million to $3,150 mill ion, reflecting the impact of foreign currency translation. Adjusted EPS, FFO (NAREIT) per share, and FFO (Normalized) per share are expected to grow roughly in line with growth in Adjusted OIBDA, or 1 % to 5% on a C$ basis . D etail s are available on page 12 .

IRON MOUNTAIN®
Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based, business model, yielding revenues over $3 billion per annum. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves over 155,000 customers, including more than 92% of the Fortune 1000, and no single customer accounts for more than 2% of revenues. Iron Mountain provides storage and information management services in 36 countries on five continents, storing 530 million cubic feet of records in a portfolio of approximately 1,100 facilities containing more than 67 million square feet of space. The company employs over 20,000 people.

Iron Mountain is organized as a REIT and its financial model is based on the recurring nature of its storage rental revenues and the resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, which have increased for 26 consecutive years, the company generates predictable, low volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets that are just beginning to outsource their storage of physical documents.


26 YEARS OF STORAGE RENTAL GROWTH
$1,860
2014 C$ Storage Rental Growth
5.4%
25-year Compound Annual Growth Rate
17.2%
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14

## Countries Served



## Diversification of Total Revenue

(As of 6/30/2015)


Region
16.6%
7.7%
3.0%
72.7%
North America
Europe
Latin America
Asia Pacific
Product
15.7%
7.8%
8.1%
68.4%
Records Mgmt
Data Protection
Shredding
Other(1)

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services and other ancillary services

www.ironmountain.com Selected metric definitions are available in the appendix 7

IRON MOUNTAIN®

# Financial Highlights

| | Q2 2014 | Q2 2015 | % Change | YTD 2014 | YTD 2015 | % Change |
|---|---|---|---|---|---|---|
| Storage Rental | $466,889 | $461,209 | (1.2)% | $925,778 | $920,081 | (0.6)% |
| Service | 320,003 | 298,525 | (6.7)% | 631,240 | 588,939 | (6.7)% |
| **Total Revenues** | **$786,892** | **$759,734** | **(3.5)%** | **$1,557,018** | **$1,509,020** | **(3.1)%** |
| Gross Margin | $449,931 | $433,451 | (3.7)% | $884,912 | $861,083 | (2.7)% |
| **Gross Margin %** | **57.2%** | **57.1%** | -10 bps | **56.8%** | **57.1%** | 30 bps |
| Adjusted OIBDA | $241,849 | $223,228 | (7.7)% | $470,373 | $454,446 | (3.4)% |
| **Adjusted OIBDA %** | **30.7%** | **29.4%** | -130 bps | **30.2%** | **30.1%** | -10 bps |
| Adjusted EPS | $0.41 | $0.28 | (31.7)% | $0.75 | $0.60 | (20.0)% |
| FFO Applicable to Iron Mountain (Normalized) per Share | $0.61 | $0.48 | (21.3)% | $1.17 | $0.98 | (16.2)% |
| Ordinary Dividends per Share | $0.270 | $0.475 | 75.9% | $0.540 | $0.950 | 75.9% |
| Weighted Average Fully-diluted Shares Outstanding | 193,526 | 212,077 | 9.6% | 193,298 | 212,163 | 9.8% |
| Storage Net Operating Income (NOI) | $382,659 | $377,433 | (1.4)% | $748,479 | $750,941 | 0.3% |
| **Storage Profit and Margin** | | | | | | |
| Storage Gross Profit | 360,708 | 360,054 | (0.2%) | 706,157 | 711,910 | 0.8% |
| Storage Gross Margin | 77.3% | 78.1% | 80 bps | 76.3% | 77.4% | 110 bps |
| **Service Profit and Margin** | | | | | | |
| Service Gross Profit | 89,225 | 73,398 | (17.7%) | 178,755 | 149,173 | (16.5%) |
| Service Gross Margin | 27.9% | 24.6% | -330 bps | 28.3% | 25.3% | -300 bps |
| **Capital Expenditures[(1)] and Investments** | | | | | | |
| **Real Estate:** | | | | | | |
| Investment[(2)] | $54,754 | $26,399 | (51.8)% | $88,996 | $71,479 | (19.7)% |
| Maintenance | 7,956 | 6,637 | (16.6)% | 13,808 | 15,843 | 14.7% |
| | 62,711 | 33,037 | (47.3)% | 102,803 | 87,322 | (15.1)% |
| **Non-Real Estate:** | | | | | | |
| Investment[(3)] | 12,252 | 13,089 | 6.8% | 22,766 | 24,323 | 6.8% |
| Maintenance | 5,889 | 4,729 | (19.7)% | 16,622 | 10,611 | (36.2)% |
| | 18,141 | 17,819 | (1.8)% | 39,388 | 34,935 | (11.3)% |
| Business and Customer Acquisitions | 25,454 | 26,004 | 2.2% | 71,586 | 33,691 | (52.9)% |
| **Total Capital Expenditures and Investments** | **$106,306** | **$76,859** | **(27.7)%** | **$213,777** | **$155,948** | **(27.1)%** |

(1) Excludes $1.4 million of CapEx in Q2 2014 and $3.5 million YTD 2014 related to the company's conversion to a REIT
(2) Includes Land, Buildings, Improvements, and Racking Structures
(3) Includes CapEx related to service-related businesses, as well as corporate overhead support and office outfitting

www.ironmountain.com Selected metric definitions are available in the appendix 8

Year-over-Year Revenue Growth 9 Revenue Growth Rates Reported (1.2)% (6.7)% (3.5)% (0.6)% (6.7)% (3.1)% Less: Impact of FX Rate Changes and Adjustments (5.3)% (6.1)% (5.7)% (4.9)% (5.7)% (5.3)% Constant Currency 4.1% (0.6)% 2.2% 4.3% (1.0)% 2.2% Less: Impact of Acquisitions and Dispositions 1.4% (0.6)% 0.6% 1.4% (0.5)% 0.7% Internal Growth Rate 2.7% (0.0)% 1.6% 2.9% (0.5)% 1.5% Service Revenue Total Revenue Q2 2015 YTD 2015 Storage Rental Revenue Service Revenue Total Revenue Storage Rental Revenue

Records Management Volume Growth 10 2.0% Q2-15 2.8% -2.1% -4.3% -4.4% 5.9% 2.4% Q3-14 5.5% -1.9% -4.5% 6.1% 2.4% 3.4% Q2-14 7.6% 5.9% 2.3% 1.0% Q1-15 3.5% -2.0% -4.4% 5.9% 2.4% 1.6% Q4-14 3.6% -1.9% 6.7% -2.3% -4.5% 6.2% 2.3% 5.0% Q4-13 5.8% -2.5% -4.6% 6.3% 2.4% -2.0% -4.7% 6.1% 2.5% 5.5% Q1-14 4.2% Q3-13 3.2% -2.6% -4.6% 6.3% 2.2% 2.0% Outperm/Terms Destructions New Volume from Existing Customers New Sales Business Acquisitions Total Iron Mountain (526 CuFt MM) North America (375 CuFt MM) Net Volume Growth Rate 1.7% 3.6% Q2-15 3.7% -2.4% -4.7% 5.5% 1.7% 3.6% Q3-13 Q1-15 -2.5% 1.7% 2.7% 4.1% -1.8% -4.8% 5.3% 1.7% 3.7% 3.8% -2.2% -4.7% -4.8% 5.6% 1.5% 0.8% 5.4% 0.7% 0.5% -1.6% -4.6% 5.1% 1.7% 3.3% -1.6% -4.7% 5.2% 1.2% -1.8% -4.5% 5.1% 1.6% 0.8% 5.1% 1.7% 1.2% -4.6% -1.7% Q4-14 Q3-14 Q2-14 Q4-13 Q1-14 (1) (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins 1.5% 0.6%

Records Management Volume Growth 11 3.6% -3.0% -4.1% -2.4% -4.2% 5.5% 4.6% 1.8% Q2-14 6.2% -2.6% -3.9% 5.4% 5.5% 1.8% Q1-14 4.4% -2.6% -4.0% 5.7% 4.3% 1.0% Q4-13 4.7% -2.6% -4.1% 5.9% 4.7% 0.8% Q3-13 3.6% 6.0% Q2-15 3.0% -2.1% -4.6% 5.4% 3.6% 0.7% Q1-15 5.4% 4.6% -4.5% 5.6% 4.9% 1.6% Q4-14 5.6% -2.3% -4.1% 5.5% 4.8% 1.8% Q3-14 5.4% -2.3% Outperm/Terms Destructions New Volume from Existing Customers New Sales Business Acquisitions Western Europe (62 CuFt MM) Other International (89 CuFt MM) Net Volume Growth Rate 4.4% 8.3% Q2-14 28.2% Q2-15 9.7% -3.4% -3.4% 9.8% 4.3% 2.4% Q1-15 12.9% -3.2% Q4-14 5.5% 4.1% 9.9% -3.5% -3.0% 17.6% -3.6% 10.3% 4.5% 9.5% Q3-14 16.8% -2.8% -3.8% 10.8% -2.7% -4.4% 11.6% 4.4% 19.2% Q1-14 24.8% -2.6% -4.2% 11.4% 4.2% 15.9% Q4-14 18.9% -3.0% -4.1% 11.3% 4.1% 10.7% Q3-13 18.3% -2.9% -3.8% 10.5% 4.0% 10.4% (1) (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins

Guidance Summary 12 Financial Performance Outlook (1) YOY growth compared to 2014 constant dollar (C$) budget rates; includes 0% - 2% internal revenue growth (2) Assumes 212 million shares outstanding (3) AFFO (New Definition) is defined in the appendix (page 35) and deducts Non-Real Estate Investments from how AFFO was previously calculated. $MM 2015 Guidance C$ YOY Growth 2015 Revised Guidance as of June 8, 2015 2015 Initial Guidance Operating Performance Estimated Capital Allocation Revenue $3,030 - $3,150 1% - 5% (1) Real Estate Investment $200 - $240 $230 - $270 Adjusted OIBDA $905 - $945 1% - 5% (1) Non-Real Estate Investment $70 - $90 $70 - $90 Adjusted EPS – Fully Diluted $1.15 - $1.30 (2) Real Estate and Non-Real Estate Maintenance $70 - $90 $70 - $90 FFO Applicable to Iron Mountain(Normalized) $425 - $465 Business and Customer Acquisitions $75 - $125 $150 - $250 FFO Applicable to Iron Mountain (Normalized) per share $2.00 - $2.20 (2) Total Capital Expenditures and Investments (excluding Dividends) $415 - $545 $550 - $650 AFFO Applicable to Iron Mountain (Old Definition) $550 - $590 AFFO Applicable to Iron Mountain (New Definition) (3) $480 - $520

IRON MOUNTAIN®

# Quarterly Operating Performance

| | Q2 Results(1) | | % Growth | | | | |
|---|---|---|---|---|---|---|---|
| | Q2 2014 | Q2 2015 | Reported | - Impact of FX Rate Changes and Adjustments | = Constant Currency | - Impact of Acquisitions and Dispositions | = Internal Growth |
| **NA Records and Information Management** | | | | | | | |
| Storage Revenue | $270,462 | $270,174 | (0.1)% | (1.0)% | 0.9% | 1.1% | (0.1)% |
| Service Revenue | 181,809 | 178,713 | (1.7)% | (1.5)% | (0.2)% | 1.2% | (1.3)% |
| Total Revenue | $452,271 | $448,887 | (0.7)% | (1.2)% | 0.5% | 1.1% | (0.6)% |
| Adjusted OIBDA | 175,427 | 176,787 | | | | | |
| Adjusted OIBDA Margin % | 38.8% | 39.4% | | | | | |
| **NA Data Management** | | | | | | | |
| Storage Revenue | $61,190 | $64,068 | 4.7% | (0.8)% | 5.5% | 0.2% | 5.3% |
| Service Revenue | 36,361 | 35,532 | (2.3)% | (0.8)% | (1.5)% | 0.2% | (1.7)% |
| Total Revenue | $97,551 | $99,600 | 2.1% | (0.8)% | 2.9% | 0.2% | 2.7% |
| Adjusted OIBDA | 59,420 | 50,622 | | | | | |
| Adjusted OIBDA Margin % | 60.9% | 50.8% | | | | | |
| **Western Europe** | | | | | | | |
| Storage Revenue | $66,909 | $60,996 | (8.8)% | (12.9)% | 4.0% | 0.5% | 3.5% |
| Service Revenue | 51,488 | 39,164 | (23.9)% | (11.6)% | (12.3)% | (7.5)% | (4.8)% |
| Total Revenue | $118,397 | $100,160 | (15.4)% | (12.4)% | (3.0)% | (3.1)% | 0.1% |
| Adjusted OIBDA | 34,395 | 27,895 | | | | | |
| Adjusted OIBDA Margin % | 29.1% | 27.9% | | | | | |
| **Other International** | | | | | | | |
| Storage Revenue | $65,414 | $61,840 | (5.5)% | (21.1)% | 15.6% | 4.1% | 11.5% |
| Service Revenue | 49,779 | 44,582 | (10.4)% | (21.8)% | 11.4% | (2.2)% | 13.5% |
| Total Revenue | $115,193 | $106,422 | (7.6)% | (21.4)% | 13.8% | 1.5% | 12.3% |
| Adjusted OIBDA | 21,309 | 20,050 | | | | | |
| Adjusted OIBDA Margin % | 18.5% | 18.8% | | | | | |
| **Corporate and Other** | | | | | | | |
| Storage Revenue | $2,914 | $4,131 | 41.8% | 0.0% | 41.8% | 5.0% | 36.8% |
| Service Revenue | 566 | 534 | (5.7)% | 0.0% | (5.7)% | 7.0% | (12.7)% |
| Total Revenue | $3,480 | $4,665 | 34.1% | 0.0% | 34.1% | 5.7% | 28.4% |
| Adjusted OIBDA | (48,702) | (52,126) | | | | | |

(1) 2014 results exclude certain costs and expenditures associated with the company's conversion to a REIT, and 2015 results exclude Recall Costs

www.ironmountain.com Selected metric definitions are available in the appendix 13

IRON MOUNTAIN®

Year-to-Date Operating Performance

| | YTD Results(1) | | % Growth | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | YTD 2014 | YTD 2015 | Reported | - | Impact of FX Rate Changes and Adjustments | = | Constant Currency | - | Impact of Acquisitions and Dispositions | = | Internal Growth |
| **NA Records and Information Management** | | | | | | | | | | | |
| Storage Revenue | $538,985 | $539,800 | 0.2% | | (1.1)% | | 1.2% | | 1.0% | | 0.2% |
| Service Revenue | 359,418 | 351,774 | (2.1)% | | (1.5)% | | (0.6)% | | 1.0% | | (1.6)% |
| Total Revenue | $898,403 | $891,574 | (0.8)% | | (1.2)% | | 0.5% | | 1.0% | | (0.5)% |
| Adjusted OIBDA | 344,636 | 358,267 | | | | | | | | | |
| Adjusted OIBDA Margin % | 38.4% | 40.2% | | | | | | | | | |
| **NA Data Management** | | | | | | | | | | | |
| Storage Revenue | $122,174 | $127,920 | 4.7% | | (0.8)% | | 5.5% | | 0.2% | | 5.3% |
| Service Revenue | 72,101 | 68,915 | (4.4)% | | (0.8)% | | (3.6)% | | 0.1% | | (3.8)% |
| Total Revenue | $194,275 | $196,835 | 1.3% | | (0.8)% | | 2.1% | | 0.2% | | 1.9% |
| Adjusted OIBDA | 114,088 | 101,910 | | | | | | | | | |
| Adjusted OIBDA Margin % | 58.7% | 51.8% | | | | | | | | | |
| **Western Europe** | | | | | | | | | | | |
| Storage Revenue | $132,161 | $121,171 | (8.3)% | | (12.4)% | | 4.1% | | 0.5% | | 3.6% |
| Service Revenue | 103,367 | 79,801 | (22.8)% | | (11.2)% | | (11.6)% | | (7.9)% | | (3.7)% |
| Total Revenue | $235,528 | $200,972 | (14.7)% | | (11.9)% | | (2.7)% | | (3.3)% | | 0.6% |
| Adjusted OIBDA | 68,958 | 57,348 | | | | | | | | | |
| Adjusted OIBDA Margin % | 29.3% | 28.5% | | | | | | | | | |
| **Other International** | | | | | | | | | | | |
| Storage Revenue | $126,736 | $123,477 | (2.6)% | | (19.3)% | | 16.7% | | 5.4% | | 11.3% |
| Service Revenue | 95,756 | 86,936 | (9.2)% | | (19.8)% | | 10.6% | | 0.4% | | 10.2% |
| Total Revenue | $222,492 | $210,413 | (5.4)% | | (19.6)% | | 14.1% | | 3.3% | | 10.9% |
| Adjusted OIBDA | 45,509 | 40,885 | | | | | | | | | |
| Adjusted OIBDA Margin % | 20.5% | 19.4% | | | | | | | | | |
| **Corporate and Other** | | | | | | | | | | | |
| Storage Revenue | $5,722 | $7,713 | 34.8% | | 0.0% | | 34.8% | | 2.4% | | 32.4% |
| Service Revenue | 598 | 1,513 | 153.0% | | 0.0% | | 153.0% | | 10.7% | | 142.3% |
| Total Revenue | $6,320 | $9,226 | 46.0% | | 0.0% | | 46.0% | | 3.2% | | 42.8% |
| Adjusted OIBDA | (102,818) | (103,964) | | | | | | | | | |

(1) 2014 results exclude certain costs and expenditures associated with the company's conversion to a REIT, and 2015 results exclude Recall Costs

www.ironmountain.com Selected metric definitions are available in the appendix 14

Consolidated Balance Sheets 15 ASSETS 12/31/2014 6/30/2015 Current Assets: Cash and Cash Equivalents $125,933 $117,098 Restricted Cash 33,860 - Accounts Receivable, Net 604,265 596,252 Other Current Assets 153,661 161,377 Total Current Assets 917,719 874,727 Property, Plant and Equipment: Property, Plant and Equipment at Cost 4,668,705 4,681,792 Less: Accumulated Depreciation (2,117,978) (2,188,779) Property, Plant and Equipment, Net 2,550,727 2,493,013 Other Assets, Net: Goodwill 2,423,783 2,388,697 Other Non-Current Assets, Net: 678,113 666,140 Total Other Assets, Net 3,101,896 3,054,837 Total Assets $6,570,342 $6,422,577 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-Term Debt $52,095 $70,235 Other Current Liabilities 804,641 681,900 Total Current Liabilities 856,736 752,135 Long-Term Debt, Net of Current Portion 4,611,436 4,718,915 Other Long-term Liabilities 232,215 229,302 Total Long-term Liabilities 4,843,651 4,948,217 Total Liabilities $5,700,387 $5,700,352 Equity Total Stockholders' Equity $856,355 $708,787 Noncontrolling Interests 13,600 13,438 Total Equity 869,955 722,225 Total Liabilities and Equity $6,570,342 $6,422,577

IRON MOUNTAIN®

# Consolidated Statements of Operations

| | Q2 2014 | Q2 2015 | % Change | YTD 2014 | YTD 2015 | % Change |
|---|---|---|---|---|---|---|
| **Revenues:** | | | | | | |
| Storage Rental | $466,889 | $461,209 | (1.2)% | $925,778 | $920,081 | (0.6)% |
| Service | 320,003 | 298,525 | (6.7)% | 631,240 | 588,939 | (6.7)% |
| **Total Revenues** | **$786,892** | **$759,734** | **(3.5)%** | **$1,557,018** | **$1,509,020** | **(3.1)%** |
| | | | | | | |
| **Operating Expenses:** | | | | | | |
| Cost of Sales (excluding Depreciation and Amortization) | $336,961 | $326,283 | (3.2)% | $672,106 | $647,937 | (3.6)% |
| Selling, General and Administrative | 213,807 | 215,885 | 1.0% | 428,587 | 412,299 | (3.8)% |
| Depreciation and Amortization | 88,941 | 87,549 | (1.6)% | 175,374 | 173,500 | (1.1)% |
| (Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net | (107) | 515 | n/a | 1,045 | 848 | (18.9)% |
| **Total Operating Expenses** | **$639,602** | **$630,232** | **(1.5)%** | **$1,277,112** | **$1,234,584** | **(3.3)%** |
| | | | | | | |
| **Operating Income (Loss)** | **$147,290** | **$129,502** | **(12.1)%** | **$279,906** | **$274,436** | **(2.0)%** |
| Interest Expense, Net | 62,201 | 66,087 | 6.2% | 124,513 | 130,985 | 5.2% |
| Other Expense (Income), Net | (4,838) | 2,004 | n/a | 479 | 24,353 | n/a |
| Income (Loss) from Continuing Operations before Provision (Benefit) for Income Taxes and (Gain) Loss on Sale of Real Estate | 89,927 | 61,411 | (31.7)% | 154,914 | 119,098 | (23.1)% |
| Provision (Benefit) for Income Taxes | (182,775) | 7,404 | (104.1)% | (153,041) | 23,352 | (115.3)% |
| (Gain) Loss from Sale of Real Estate, Net of Tax | - | - | 0.0% | (7,468) | - | (100.0)% |
| Income (Loss) from Continuing Operations | 272,702 | 54,007 | (80.2)% | 315,423 | 95,746 | (69.6)% |
| Income (Loss) from Discontinued Operations, Net of Tax | (326) | - | (100.0)% | (938) | - | (100.0)% |
| Net Income (Loss) | 272,376 | 54,007 | (80.2)% | 314,485 | 95,746 | (69.6)% |
| Less: Net Income (Loss) Attributable to Noncontrolling Interests | 739 | 677 | (8.4)% | 1,181 | 1,320 | 11.8% |
| **Net Income (Loss) Attributable to Iron Mountain Incorporated** | **$271,637** | **$53,330** | **(80.4)%** | **$313,304** | **$94,426** | **(69.9)%** |
| | | | | | | |
| **Earnings (Losses) per Share - Basic:** | | | | | | |
| Income (Loss) from Continuing Operations | $1.42 | $0.26 | (81.7)% | $1.64 | $0.45 | (72.6)% |
| Total Income (Loss) from Discontinued Operations | - | - | 0.0% | - | - | 0.0% |
| **Net Income (Loss) Attributable to Iron Mountain Incorporated** | **$1.41** | **$0.25** | **(82.3)%** | **$1.63** | **$0.45** | **(72.5)%** |
| | | | | | | |
| **Earnings (Losses) per Share - Diluted:** | | | | | | |
| Income (Loss) from Continuing Operations | $1.41 | $0.25 | (82.3)% | $1.63 | $0.45 | (72.4)% |
| Total (Loss) Income from Discontinued Operations | - | - | 0.0% | - | - | 0.0% |
| **Net Income (Loss) Attributable to Iron Mountain Incorporated** | **$1.40** | **$0.25** | **(82.1)%** | **$1.62** | **$0.45** | **(72.2)%** |
| | | | | | | |
| Weighted Average Common Shares Outstanding - Basic | 192,381 | 210,699 | 9.5% | 192,130 | 210,468 | 9.5% |
| Weighted Average Common Shares Outstanding - Diluted | 193,526 | 212,077 | 9.6% | 193,298 | 212,163 | 9.8% |

www.ironmountain.com Selected metric definitions are available in the appendix 16

IRON MOUNTAIN®

# Reconciliation of Operating Income to Adjusted OIBDA

| | Q2 2014 | Q2 2015 | % Change | YTD 2014 | YTD 2015 | % Change |
|---|---|---|---|---|---|---|
| **Net Income (Loss) Attributable to Iron Mountain Incorporated** | **$271,637** | **$53,330** | **(80.4)%** | **$313,304** | **$94,426** | **(69.9)%** |
| Add: | | | | | | |
| Net Income (Loss) Attributable to Noncontrolling Interests | 739 | 677 | (8.4)% | 1,181 | 1,320 | 11.8% |
| Loss (Income) from Discontinued Operations, Net of Tax | 326 | - | n/a | 938 | - | n/a |
| (Gain) Loss from Disposition of Real Estate, Net of Tax | - | - | 0.0% | (7,468) | - | n/a |
| Provision (Benefit) for Income Taxes | (182,775) | 7,404 | n/a | (153,041) | 23,352 | n/a |
| FX (Gains) Losses[1] | (4,348) | 1,653 | n/a | 2,090 | 23,920 | n/a |
| Other (Income) Expense[2] | (490) | 351 | n/a | (1,611) | 433 | n/a |
| Interest Expense, Net | 62,201 | 66,087 | 6.2% | 124,513 | 130,985 | 5.2% |
| **Operating Income (Loss)** | **$147,290** | **$129,502** | **(12.1)%** | **$279,906** | **$274,436** | **(2.0)%** |
| Depreciation and Amortization | 88,941 | 87,549 | (1.6)% | 175,374 | 173,500 | (1.1)% |
| (Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net | (107) | 515 | n/a | 1,045 | 848 | (18.9)% |
| Recall Costs | - | 5,662 | n/a | - | 5,662 | n/a |
| REIT Costs | 5,725 | - | n/a | 14,048 | - | n/a |
| **Adjusted OIBDA** | **$241,849** | **$223,228** | **(7.7)%** | **$470,373** | **$454,446** | **(3.4)%** |

(1) Includes realized and unrealized FX (gains) losses
(2) Excludes realized and unrealized FX (gains) losses

www.ironmountain.com Selected metric definitions are available in the appendix 17

18 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share(1) (1) Adjusted EPS for 2015 reflects a structural tax rate of 13.9%, while 2014 results have been restated to reflect a structural tax rate of 15.0% for comparability with 2014, the year in which the company’s conversion to a REIT became effective Q2 2014 Q2 2015 % Change YTD 2014 YTD 2015 % Change Reported EPS - Fully Diluted from Continuing Operations $1.41 $0.25 (82.3)% 1.63 $ 0.45 $ (72.4)% Add: Gain (Loss) on Disposal/Write-Down of PP&E (excluding Real Estate), Net - - 0.0% 0.01 - (100.0)% REIT Costs 0.03 - (100.0)% 0.07 - (100.0)% Recall Costs - 0.03 0.0% - 0.03 0.0% Other (Income) Expense, Net (0.02) 0.01 n/a - 0.11 0.0% Gain (Loss) on Sale of Real Estate, Net of Tax - - 0.0% (0.04) - (100.0)% Tax Impact of Reconciling Items and Discrete Tax Items (1.01) (0.01) (99.0)% (0.92) 0.01 (101.1)% Adjusted EPS - Fully Diluted from Continuing Operations $0.41 $0.28 (31.7)% 0.75 $ 0.60 $ (20.0)%

IRON MOUNTAIN®

# Reconciliation of Net Income Attributable to IRM to FFO & AFFO

| | Q2 2014 | Q2 2015 | % Change | YTD 2014 | YTD 2015 | % Change |
|---|---|---|---|---|---|---|
| **Net Income Attributable to Iron Mountain** | **$271,637** | **$53,330** | **(80.4)%** | **$313,304** | **$94,426** | **(69.9)%** |
| Add: | | | | | | |
| Real Estate Depreciation | 46,063 | 45,248 | (1.8)% | 92,327 | 89,558 | (3.0)% |
| (Gain) Loss from Disposition of Real Estate, Net of Tax | - | - | n/a | (7,468) | - | n/a |
| **FFO Applicable to Iron Mountain (NAREIT)** | **$317,700** | **$98,578** | **(69.0)%** | **$398,163** | **$183,984** | **(53.8)%** |
| Add: | | | | | | |
| (Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net | (107) | 515 | n/a | 1,045 | 848 | (18.9)% |
| FX (Gains) Losses(1) | (4,347) | 1,653 | n/a | 2,090 | 23,920 | n/a |
| Other (Income) Expense(2) | (490) | 351 | n/a | (1,611) | 433 | n/a |
| Deferred Taxes and Current REIT Tax Adjustments(3) | (200,293) | (4,516) | (97.7)% | (185,889) | (6,490) | (96.5)% |
| Income (Loss) from Discontinued Operations, Net of Tax | (326) | - | n/a | (938) | - | n/a |
| Recall Costs | - | 5,662 | n/a | - | 5,662 | n/a |
| REIT Costs | 5,725 | - | n/a | 14,048 | - | n/a |
| **FFO Applicable to Iron Mountain (Normalized)** | **$117,862** | **$102,243** | **(13.3)%** | **$226,908** | **$208,357** | **(8.2)%** |
| Add: | | | | | | |
| Non-Real Estate Depreciation | 30,340 | 30,976 | 2.1% | 58,790 | 61,458 | 4.5% |
| Amortization Expense(4) | 14,332 | 13,593 | (5.2)% | 27,958 | 26,845 | (4.0)% |
| Non-Cash Rent Expense (Income)(5) | (4,670) | (122) | (97.4)% | 1,089 | (5,436) | n/a |
| Non-Cash Equity Compensation Expense (Income) | 7,317 | 7,921 | 8.3% | 14,458 | 14,777 | 2.2% |
| Less: | | | | | | |
| Non-Real Estate Investment | 12,252 | 13,089 | 6.8% | 22,766 | 24,323 | 6.8% |
| Real Estate and Non-Real Estate Maintenance CapEx(6) | 13,845 | 11,367 | (17.9)% | 30,430 | 26,454 | (13.1)% |
| **AFFO Applicable to Iron Mountain** | **$139,084** | **$130,155** | **(6.4)%** | **$276,007** | **$255,224** | **(7.5)%** |
| **Per Share Amounts (Fully Diluted Shares)** | | | | | | |
| FFO Applicable to Iron Mountain (NAREIT) | $1.64 | $0.46 | (72.0)% | $2.06 | $0.87 | (57.8)% |
| FFO Applicable to Iron Mountain (Normalized) | $0.61 | $0.48 | (21.3)% | $1.17 | $0.98 | (16.2)% |
| Weighted Average Common Shares Outstanding - Basic | 192,381 | 210,699 | 9.5% | 192,130 | 210,468 | 9.5% |
| Weighted Average Common Shares Outstanding - Diluted | 193,526 | 212,077 | 9.6% | 193,298 | 212,163 | 9.8% |

(1) Includes realized and unrealized FX (gains) losses
(2) Excludes realized and unrealized FX (gains) losses
(3) Includes repatriation, recapture (including amended return impact) and other current tax expenses; excludes normalized cash tax expense of $17,518 in Q2 2014 and $11,920 in Q2 2015 ($32,848 2014 and $29,842 2015 YTD respectively)
(4) Reflects amortization of customer acquisition intangibles, transportation and permanent withdrawal fees in addition to amortization of deferred financing charges
(5) Q2 2014 and 2015 non-cash rent expense (income) was adjusted to exclude cash receipts and other changes in deferred rent which did not have an impact on net income in such period
(6) Represents total maintenance capital expenditures, including maintenance capital expenditures related to real estate and non-real estate assets; includes REIT Costs

www.ironmountain.com Selected metric definitions are available in the appendix 19

20 Quarterly Revenue Growth Bridge $744 $787 Q2 2015 Revenue - Reported $ Q2 2014 Revenue - Reported $ $760 FX Impact at Q2 2015 FX Rate YoY Growth Excluding FX Impact Q2 2014 Revenue at Q2 2015 FX Rates $16 $44

21 Quarterly Normalized Adjusted OIBDA Bridge FX Impact Q2 2014 Adj. OIBDA $1.1 Normalized Q2 2014 Adj. OIBDA at Q2 2015 FX Rates $239.5 Q2 2014 Restructuring Costs $241.9 Q2 2015 Adj. OIBDA Reported Write-off In Bad Debt Expense Service Gross Margin Decline Q2 2015 Normalized Adj. OIBDA Data Management New Product Introductions $223.2 $232.0 $11.0 $11.0 $3.8 $1.5

22 Quarterly Normalized Adjusted EPS Bridge Write-off in Bad Debt Expense Increase in Interest Service Gross Margin Decline Data Management New Product Offerings Restructuring Charge from Q2 2014 $0.38 Normalized Q2 2014 Adj. EPS Normalized Q2 2015 Adj. EPS Reported Q2 2015 Adj. EPS <$0.01 Impact of Additional Shares Outstanding Q2 2014 Adj. EPS $0.05 $0.02 $0.02 $0.38 $0.04 $0.28 $0.41 $0.01

IRON MOUNTAIN®

# Reported $ Storage Net Operating Income (NOI)

| | Q2 2014 | Q2 2015 | % Change | YTD 2014 | YTD 2015 | % Change |
|---|---|---|---|---|---|---|
| **Revenue from Storage Rental Activities** | | | | | | |
| Records Management | $373,231 | $364,308 | (2.4)% | $740,259 | $727,636 | (1.7)% |
| **Data Protection** | **75,002** | **75,137** | **0.2%** | **148,905** | **149,894** | **0.7%** |
| Other(1) | 18,656 | 21,764 | 16.7% | 36,614 | 42,551 | 16.2% |
| **Total Storage Rental** | **466,889** | **461,209** | **(1.2)%** | **925,778** | **920,081** | **(0.6)%** |
| Terminations/Permanent Withdraw al Fees | 5,564 | 6,487 | 16.6% | 10,861 | 12,829 | 18.1% |
| **Total Revenue from Storage Rental Activities** | **$472,452** | **$467,696** | **(1.0)%** | **$936,639** | **$932,910** | **(0.4)%** |
| **Less: Storage Rental Expenses** | | | | | | |
| **Facility Costs(2)** | **100,790** | **97,476** | **(3.3)%** | **208,629** | **202,081** | **(3.1)%** |
| Storage Rental Labor | 1,367 | 1,153 | (15.7)% | 3,338 | 1,195 | (64.2)% |
| **Other Storage Rental Expenses** | **4,025** | **2,526** | **(37.2)%** | **7,654** | **4,895** | **(36.0)%** |
| Allocated Overhead(3) | 35,743 | 39,303 | 10.0% | 70,767 | 72,721 | 2.8% |
| **Total Storage Rental Expenses** | **141,925** | **140,458** | **(1.0)%** | **290,388** | **280,892** | **(3.3)%** |
| Storage Rent | 52,132 | 50,195 | (3.7)% | 102,228 | 98,923 | (3.2)% |
| **Storage Rental Expenses (excluding Storage Rent)** | **$89,793** | **$90,263** | **0.5%** | **$188,160** | **$181,969** | **0.0%** |
| **Storage Net Operating Income** | **$382,659** | **$377,433** | **(1.4)%** | **$748,479** | **$750,941** | **0.3%** |
| Storage Net Operating Income Margin | 81.0% | 80.7% | -30 bps | 79.9% | 80.5% | 60 bps |

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Entertainment Services and other ancillary services
(2) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 23

IRON MOUNTAIN

# Global Real Estate Portfolio[1]

| As of 3/31/2015 Adjusted[2] | Owned Facilities | | Leased Facilities | | Total | |
|---|---|---|---|---|---|---|
| | Buildings | Sq. Ft. | Buildings | Sq. Ft. | Buildings | Sq. Ft. |
| North America | 180 | 20,039 | 497 | 30,336 | 677 | 50,376 |
| Europe | 53 | 2,776 | 190 | 7,370 | 243 | 10,146 |
| Latin America | 29 | 1,583 | 75 | 3,558 | 104 | 5,141 |
| Asia Pacific | 2 | 51 | 71 | 2,298 | 73 | 2,350 |
| International | 84 | 4,410 | 336 | 13,226 | 420 | 17,636 |
| Total | 264 | 24,449 | 833 | 43,562 | 1,097 | 68,012 |

| Q2 2015 Additions & Expansions | Owned Facilities | | Leased Facilities[3] | | Total | |
|---|---|---|---|---|---|---|
| | Buildings | Sq. Ft. | Buildings | Sq. Ft. | Buildings | Sq. Ft. |
| North America | 2 | 85 | 16 | 395 | 18 | 480 |
| Europe | - | - | - | 31 | - | 31 |
| Latin America | - | - | 2 | 198 | 2 | 198 |
| Asia Pacific | 1 | 20 | 2 | 112 | 3 | 132 |
| International | 1 | 20 | 4 | 341 | 5 | 361 |
| Total | 3 | 105 | 20 | 736 | 23 | 841 |

| Q2 2015 Dispositions & Move Outs | Owned Facilities | | Leased Facilities | | Total | |
|---|---|---|---|---|---|---|
| | Buildings | Sq. Ft. | Buildings | Sq. Ft. | Buildings | Sq. Ft. |
| North America | - | - | (17) | (385) | (17) | (385) |
| Europe | - | - | (4) | (64) | (4) | (64) |
| Latin America | - | - | (3) | (144) | (3) | (144) |
| Asia Pacific | - | - | - | - | - | - |
| International | - | - | (7) | (207) | (7) | (207) |
| Total | - | - | (24) | (593) | (24) | (593) |

| As of 6/30/2015 | Owned Facilities | | Leased Facilities | | Total | |
|---|---|---|---|---|---|---|
| | Buildings | Sq. Ft. | Buildings | Sq. Ft. | Buildings | Sq. Ft. |
| North America | 182 | 20,124 | 496 | 30,346 | 678 | 50,470 |
| Europe | 53 | 2,776 | 186 | 7,338 | 239 | 10,113 |
| Latin America | 29 | 1,583 | 74 | 3,612 | 103 | 5,195 |
| Asia Pacific | 3 | 71 | 73 | 2,410 | 76 | 2,481 |
| International | 85 | 4,430 | 333 | 13,360 | 418 | 17,790 |
| Total | 267 | 24,554 | 829 | 43,706 | 1,096 | 68,260 |
| Total % | 24.4% | 36.0% | 75.6% | 64.0% | | |

(1) Includes real estate held in joint ventures
(2) Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings
(3) Out of the 20 leased building additions and expansions, 3 were the result of acquiring leases in business acquisitions and 7 were the result of short-term leases associated with customer acquisitions

www.ironmountain.com Selected metric definitions are available in the appendix 24

Revenue from Rental Activities and Storage NOI per Racked Square Foot 25 (1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities (2) Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Center, Entertainment Services and other ancillary services Square Footage by Region As of June 30, 2015 North America Europe Latin America Asia Pacific Total Records Management Racked Space 38,434 7,056 3,412 1,530 50,431 5 Data Protection Racked Space 705 121 37 23 886 Other (1) 11,331 2,936 1,746 929 16,942 Total 50,470 10,113 5,195 2,481 68,260 Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot (2) Revenue NOI Revenue NOI North America Records Management $ per Sq Ft $27.56 $22.49 $27.54 $22.27 Data Protection $ per Sq Ft $333.74 $290.45 $333.69 $290.83 Europe $42.00 $34.74 $41.64 $33.98 Latin America $39.35 $34.39 $39.46 $34.58 Asia Pacific $33.52 $26.12 $33.54 $26.14 Total $34.25 $28.29 $34.20 $28.04 Q2 2015 Annualized YTD 2015

Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 6/30/2015 450 400 50 0 500 550 +2.9% +1.4% 535 Total IRM +10.1% +10.8% 381 +5.0% 386 North America Europe Latin America Asia Pacific 520 650 600 450 50 100 550 500 0 639 584 84% 91% Asia Pacific 21 18 78% 92% Latin America 54 47 Total IRM 91% Europe 111 99 80% 80% North America 453 420 85% 92% 90% Q2 2015 Total Potential Building Capacity Q2 2015 Total Installed Racking Capacity Capacity and Utilization(2) (%) 0 10 60 70 80 North America 78 Latin America Asia Pacific 75 Total IRM Europe +8.5% +13.6% +17.3% 59 61 +5.0% +3.5% 0 120 110 100 90 80 70 20 10 Total IRM 115 96 68% 81% 100% Asia Pacific 1 3 52% Latin America 7 7 75% 78% Europe 24 15 43% 70% North America 82 73 75% 84% Data Protection Storage Portfolio (DPUs MM) As of 6/30/2015 Q2 2015 Q4 2014 Q1 2015 Q3 2014 Q2 2014 (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 10 (2) Iron Mountain operates its storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency 26 Units Stored(1) 15 39 85 17 43 89 1 5 9 1 5 10

Gross Book Value of Real Estate Assets 27 (1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software Real Estate Assets Storage Operations Land $199,383 Buildings & Building Improvements 1,412,329 Leasehold Improvements 441,405 Racking 1,459,108 Construction In Progress 56,137 Total Storage Gross Book Value $3,568,360 Service Operations Land $7,605 Buildings & Building Improvements 16,264 Leasehold Improvements 36,551 Racking 110,009 Construction In Progress 1,229 Total Service Gross Book Value $171,659 Total Real Estate Gross Book Value $3,740,019 Non-Real Estate Assets All Other Non-Real Estate Assets Gross Book Value (1) 941,773 Total PP&E Gross Book Value $4,681,792 As of 6/30/2015

IRON MOUNTAIN®

# Service Business Detail

| | Q2 2014 | Q2 2015 | % Change | YTD 2014 | YTD 2015 | % Change |
|---|---|---|---|---|---|---|
| **Service Operations Revenue by Product Line** | | | | | | |
| Records Management | $162,781 | $152,682 | (6.2)% | $321,095 | $304,755 | (5.1)% |
| Data Protection | 51,201 | 42,150 | (17.7)% | 101,704 | 86,606 | (14.8)% |
| Shredding | 66,465 | 60,256 | (9.3)% | 130,238 | 118,264 | (9.2)% |
| Other[1] | 39,555 | 43,438 | 9.8% | 78,203 | 79,314 | 1.4% |
| **Total Service Revenue** | **$320,003** | **$298,525** | **(6.7)%** | **$631,240** | **$588,939** | **(6.7)%** |

| | Q2 2014 | Q2 2015 | % Change | YTD 2014 | YTD 2015 | % Change |
|---|---|---|---|---|---|---|
| Service Revenues | $320,003 | $298,525 | (6.7)% | $631,240 | $588,939 | (6.7)% |
| Less: Terminations/Permanent Withdraw al Fees | 5,564 | 6,487 | 16.6% | 10,861 | 12,829 | 18.1% |
| **Adjusted Service Revenue** | **$314,439** | **$292,039** | **(7.1)%** | **$620,379** | **$576,110** | **(7.1)%** |
| **Less: Service Expenses** | | | | | | |
| Facility Costs[2] | 6,878 | 6,108 | (11.2)% | 13,632 | 12,728 | (6.6)% |
| Service Labor | 168,906 | 166,687 | (1.3)% | 331,554 | 324,289 | (2.2)% |
| Other Service Expenses | 54,995 | 52,333 | (4.8)% | 107,299 | 102,749 | (4.2)% |
| Allocated Overhead[3] | 28,092 | 28,361 | 1.0% | 55,189 | 52,157 | (5.5)% |
| **Total Service Expenses** | **258,871** | **253,489** | **(2.1)%** | **507,674** | **491,924** | **(3.1)%** |
| **Total Service Adjusted OIBDA** | **$55,568** | **$38,549** | **(30.6)%** | **$112,705** | **$84,187** | **(25.3)%** |
| **Total Service Adjusted OIBDA %** | **17.7%** | **13.2%** | **-450 bps** | **18.2%** | **14.6%** | **-360 bps** |
| Service Rent | 2,171 | 1,912 | (11.9)% | 4,446 | 3,788 | (14.8)% |
| **Total Service Adjusted OIBDAR** | **$57,739** | **$40,461** | **(29.9)%** | **$117,151** | **$87,975** | **(24.9)%** |
| **Total Service Adjusted OIBDAR %** | **18.4%** | **13.9%** | **-450 bps** | **18.9%** | **15.3%** | **-360 bps** |
| **Total Service Gross Profit** | **$89,225** | **$73,398** | **(17.7)%** | **$178,755** | **$149,173** | **(16.5)%** |
| **Total Service Gross Margin** | **27.9%** | **24.6%** | **-330 bps** | **28.3%** | **25.3%** | **-300 bps** |

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services and other ancillary services
(2) Includes Building Maintenance, Property Taxes, Utilities and Insurance costs for shredding, imaging and other services
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 28

Customer Data 29 (1) No single vertical within ‘Other’ comprises greater than 1% of North America Revenue Federal Healthcare Financial Legal Insurance Life Sciences Energy Business Services 38% Other 18% 3% 9% 15% 8% 3% 3% 3% North America Q2 2015 Trailing Twelve Months Revenue by Vertical Iron Mountain provides storage and information management services to more than 155,000 customers in 36 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes more than 92% of the Fortune 1000. No single customer represents more than 2% of revenues and our Top 20 customers have historically represented between 6% to 7% of consolidated revenues. Customer retention is consistently high with annual losses of roughly 3% (on a volume basis), attributable to customer terminations. (1) YTD 2015 FY 2014 FY 2013 FY 2012 Customer Quality Metrics Volume Retention Rate (RM Global) 93.5% 93.7% 92.9% 92.7% Bad Debt Expense as a % of Consolidated Revenues 0.7% 0.5% 0.4% 0.3% Turnover Expenditures (Storage Only) Q2 2015 YTD 2015 Sales, Marketing & Account Management 33,114 65,167 Customer Acquisition Costs 14,964 24,207

Debt Schedule 30 (1) Includes letters of credit of $34 million and FX related variances of $2 million; also, the revolving credit facility was refinanced in July 2015. As a result, the new maturity date is July 2019, with a one-year extension option solely at the company’s discretion (subject to customary conditions). Thereafter 2025 $600 2024 $1,000 2023 $267 2022 2021 2020 2019 $629 2018 2017 2016 2015 $285 $400 $1,118 Floating Rate Debt Fixed Rate Debt 26% 74% Senior, Unsecured & Subordinated Fixed vs. Floating Rate Debt Senior, Unsecured & Subordinated Debt Maturity Schedule ($MM) Floating Rate Debt Fixed Rate Debt (1)

IRON MOUNTAIN
Capitalization

| Senior Unsecured and Senior Subordinated Notes | | | | | | | |
|---|---|---|---|---|---|---|---|
| Type of Note | Subordinated | Subordinated | Unsecured | Subordinated | Unsecured | Unsecured | Subordinated |
| Issuance Date | 1/15/07 | 9/20/11 | 8/13/13 | 8/10/09 | 9/18/14 | 8/13/13 | 8/7/12 |
| Denomination | EUR | USD | CAD | USD | GBP | USD | USD |
| Original Principal Amount (FX Rate on Issue Date) | $329,792 | $400,000 | $193,720 | $550,000 | $654,960 | $600,000 | $1,000,000 |
| Exchange Rate at 6/30/2015 | 1.1182 | 1.0000 | 0.8048 | 1.0000 | 1.5728 | 1.0000 | 1.0000 |
| Principal Amount at 6/30/2015 | $285,128 | $400,000 | $160,950 | $106,250 | $629,100 | $600,000 | $1,000,000 |
| Yield (on Issue Date) | 6.750% | 7.750% | 6.125% | 8.375% | 6.125% | 6.000% | 5.750% |
| Maturity Date | 10/15/18 | 10/1/19 | 8/15/21 | 8/15/21 | 9/15/22 | 8/15/23 | 8/15/24 |
| Current Call Price | 100.000 | 107.750 | N/A | 104.188 | N/A | N/A | N/A |
| Next Call Date | N/A | 10/1/15 | 8/15/17 | 8/15/15 | 9/15/17 | 10/15/18 | 8/15/17 |
| Next Call Price | 100.000 | 103.875 | 103.063 | 102.792 | 104.594 | 103.000 | 102.875 |

| Revolving Credit and Term Loan Facility (as of 6/30/2015) | |
|---|---|
| Capacity | $1,748,125 |
| Outstanding | $1,082,878 |
| Letters of Credit | $33,835 |
| Remaining Capacity | $631,412 |
| Interest Rate Spread (Prime) | 1.25% |
| Interest Rate Spread (LIBOR) | 2.25% |
| Weighted Average Interest Rate | 2.75% |
| Maturity Date | 6/27/16 |


Net Lease Adjusted Leverage Ratio
6.0
5.0
0.0
5.0x
5.4x
5.7x
2013
2014
Q2 2015

| Revolving Credit Facility Debt Covenant Analysis | | |
|---|---|---|
| Metric | Limit | Current |
| Fixed Charge Ratio | ≥ 1.5x | 2.3x |
| Net Total Lease Adjusted Leverage Ratio | ≤ 6.5x | 5.7x |
| Net Secured Lease Adjusted Leverage Ratio | ≤ 4.0x | 2.8x |

| Total Market Capitalization | |
|---|---|
| # of Shares Outstanding at 6/30/2015 | 210,799 |
| Share Price at 6/30/2015 | $31.00 |
| Total Equity Value | $6,534,754 |
| Total Debt, Net of Cash[1] | $4,672,052 |
| **Total Market Capitalization** | **$11,206,806** |
| **Net Debt to Total Market Capitalization** | **42%** |
| **Adj. OIBDA to Interest Expense** | **3.4x** |
| **Total Market Capitalization to Adjusted OIBDA** | **12.1x** |

| Credit Ratings | S&P | Moody's |
|---|---|---|
| Corporate | B+ | Ba3 |
| Senior | BB | Ba2 |
| Unsecured | B+ | Ba2 |
| Subordinated | B- | B2 |

| Total Debt Weighted Average Rates (as of 6/30/2015) | |
|---|---|
| Interest | 5.4% |
| Maturity | 5.4 years |

(1) Debt net of cash is calculated as current portion of long-term debt of $70 million plus long-term debt net of current portion of $4,719 million less cash and equivalents of $117 million. Debt net of cash excludes letters of credit of $34 million.

(2) The Revolving Credit Facility was refinanced in July 2015. As a result, the new maturity date is July 2019, with a one-year extension option solely at the company's discretion (subject to customary conditions); the weighted average maturity has increased to 6.1 years.

www.ironmountain.com Selected metric definitions are available in the appendix 31

Lease Obligations(1) (1) Includes capital and operating lease obligations Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.4 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.3 years 2015 5.6% 12.3% Thereafter 7.5% 2026 0.9% 2025 3.8% 2024 3.6% 2023 5.5% 2022 5.0% 2021 8.9% 2020 8.8% 2019 13.8% 2018 12.4% 2017 12.0% 2016 56.4% Thereafter 2026 4.7% 2025 3.1% 2024 3.5% 2023 2.2% 4.3% 2.2% 2020 2022 2021 4.8% 2019 4.6% 2018 3.1% 2017 2.9% 2016 4.1% 2015 4.0% Assuming No Exercise of Extension Options Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 32

IRON MOUNTAIN®

# Investments (at C$ Budgeted Fx Rates)

| Region | Total Expected Investment | Investment in Current Period | Cumulative Investment to Date | Estimated CuFt / DPUs | | Historical Average NOI/CuFt or DPU | Average Stabilization Period |
|---|---|---|---|---|---|---|---|
| **Racking Installations[(1)]** | | | | | | | |
| North America | 22,257 | 5,634 | 13,152 | 5,851 | | $2.17 | |
| Europe | 32,262 | 3,759 | 26,369 | 10,579 | | $2.23 | |
| Latin America | 9,818 | 321 | 7,736 | 3,282 | | $2.17 | |
| Asia Pacific | 8,701 | 1,772 | 5,978 | 2,662 | | $2.18 | |
| **Worldwide** | **$73,039** | **$11,486** | **$53,235** | **22,374** | | **$2.18** | **8 - 12 months** |

| Region | Total Expected Investment | Investment in Current Period | Cumulative Investment to Date | Total Potential CuFt / DPUs | Total Sq Ft | Historical Average NOI/CuFt or DPU | Average Stabilization Period |
|---|---|---|---|---|---|---|---|
| **Building Development Projects[(2)]** | | | | | | | |
| North America | 12,677 | 2,575 | 8,052 | 569 | 101 | $2.17 | |
| Europe | 2,702 | 98 | 459 | 403 | 22 | $2.23 | |
| Latin America[(3)] | 41,902 | 618 | 21,135 | 9,088 | 388 | $2.17 | |
| Asia Pacific | 1,414 | 285 | 285 | 200 | 16 | $2.18 | |
| **Worldwide** | **$58,696** | **$3,576** | **$29,931** | **10,260** | **527** | **$2.18** | **24 - 36 months** |

| Region | Purchase Price | Total Sq Ft | Building CuFt Capacity | Building CuFt Utilization | Building DPU Capacity | Building DPU Utilization | Expected IRRs |
|---|---|---|---|---|---|---|---|
| **YTD 2015 Building Acquisitions[(4)]** | | | | | | | |
| North America | 17,528 | 358 | 2,928 | 96% | 309 | 66% | 9%-12% |
| Europe | - | - | - | - | - | - | - |
| Latin America | - | - | - | - | - | - | - |
| Asia Pacific | - | - | - | - | - | - | - |
| **Worldwide** | **$17,528** | **358** | **2,928** | **96%** | **309** | **66%** | **9%-12%** |

## YTD 2015 Business and Customer Acquisition and Disposition Activity[3]

| | Business Investments | Business Dispositions |
|---|---|---|
| Purchase Price | $33,691 | $0 [(4)] |
| Capital Consideration | $12,851 | - |
| **Synergized Total Expected Investment** | **$46,542** | **$0 [(4)]** |
| Estimated Annual Revenues | $13,156 | - |
| Expected IRR Range | 10% - 14% | - |

(1) Racking Installations excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $43.1 million, $6.6 million and $31.1 million respectively
(2) Building Development Projects excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $4.7 million, $0.4 million and $4.3 million respectively
(3) Includes a large building development project, with a longer than average stabilization period
(4) Not related to M&A

www.ironmountain.com Selected metric definitions are available in the appendix 33

Components of Value 34 (1) Trailing four quarter prior to rental expense (2) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses (3) Includes Storage and Service (4) Includes Recall Costs Components Annualized NOI $ North America Records Management 864,201 Data Protection 204,864 Other 39,948 Europe 246,063 Latin America 114,527 Asia Pacific 40,128 Total Portfolio Storage NOI $1,509,730 Service Adjusted OIBDAR (1) 195,382 Balance at 6/30/2015 Cash, Cash Equivalents & Other Tangible Assets (2) 874,727 Quarterly Building & Racking Investment, not reflected in NOI 21,948 Business and Customer Acquisition Consideration 33,691 Less: Debt, Gross Book Value 4,789,150 Non-Controlling Interests 13,438 Annualized Rental Expense (3) 208,427 Estimated Tax Liability 36,847 Components of Overhead (4) Total overhead costs have been allocated as follows: Q2 2015 YTD 2015 Storage $39,303 $72,721 Service 28,361 52,157 Corporate 93,673 180,541 Sales, Marketing, & Account Management 54,547 106,880 Total Overhead $215,885 $412,299

Appendix 35 Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) loss on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) REIT Costs; (6) other expense (income), net; and (7) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations Applicable to Iron Mountain, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures and non-real estate investments. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate), Recall Costs and REIT Costs. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment.

Appendix Non-GAAP Measures (continued) Funds From Operations Applicable to Iron Mountain, or FFO (NAREIT), and FFO (Normalized) FFO is a non-GAAP financial measure commonly used in the REIT industry. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and us as net income excluding gains and losses on the sale or write-down of real estate assets plus depreciation on real estate assets. FFO does not give effect to real estate depreciation and amortization because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Normalized) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Normalized) is net income attributable to Iron Mountain. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs as companies seek to provide financial measures that most meaningfully reflect their business. Our definition of FFO (Normalized) excludes other items that we believe do not appropriately reflect our underlying operations such as intangible impairment charges, other income and expense (including foreign exchange gains and losses), income and losses from discontinued operations, provision or benefit from deferred taxes and REIT Costs. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted OIBDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 36

Appendix Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions, including all initial and future racking installations. Business Segments North American Records and Information Management Business (“RIM”) – Storage and information management services throughout the United States and Canada, including the storage of paper documents, as well as other media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); information destruction services (“Destruction”); DMS; Fulfillment Services; and Intellectual Property Management. North American Data Management Business (“DM”) – Storage and rotation of backup computer media as part of corporate disaster recovery plans throughout the United States and Canada, including service and courier operations (“Data Protection & Recovery”), server and computer backup services, digital content repository systems to house, distribute, and archive key media assets, and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients. Western Europe – Records Management, Data Protection & Recovery and DMS throughout the United Kingdom, Ireland, Norway, Austria, Belgium, France, Germany, Netherlands, Spain and Switzerland. Until December 2014, our Western European Business segment offered Destruction in the United Kingdom and Ireland. Other International Business – Storage and information management services throughout the remaining European countries in which we operate, Latin America and Asia Pacific, including Records Management, Data Protection & Recovery and DMS. Our European operations included within the Other International Business segment provide Records Management, Data Protection & Recovery and DMS. Our Latin America operations provide Records Management, Data Protection & Recovery and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide Records Management, Data Protection & Recovery and DMS throughout Australia, with Records Management and Data Protection & Recovery also provided in certain cities in India, Singapore, Hong Kong-SAR and China. Until December 2014, our Other International Business segment offered Destruction in Australia. Corporate and Other – Consists of our data center business in the United States, the primary product offering of our Emerging Businesses segment, as well as costs related to executive and staff functions, including stock-based employee compensation expense associated with all Employee Stock-Based Awards, as well as costs associated with finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. 37

Appendix 38 Definitions (continued) Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – These expenditures are primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies. Maintenance – These expenditures are primarily related to the purchase or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures.

Appendix 39 Definitions (continued) Capital Expenditures and Investments (continued) Non-Real Estate: Investment – These expenditures support either (i) the growth of our business and/or increase our profitability by investing in either supporting assets such as carton storage systems, tape storage systems and containers, shredding plants and bins, and technology service storage and processing capacity, or (ii) they are directly related to the development of new products or services in support of our integrated value proposition and enhancements that support our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements. Maintenance – These expenditures are primarily related to the purchase or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements. Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are calculated by translating the 2014 results at the 2015 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval.

Appendix 40 Definitions (continued) Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Latin America, Asia Pacific) and product (Records Management or Data Protection). Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth. Investment in Current Period – Spend within the quarter being reported. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects. Recall Costs – Includes costs associated with our proposed acquisition of Recall, including costs to complete the acquisition (including advisory and professional fees) as well as costs to integrate Recall with our existing operations (including moving, severance, facility upgrade, REIT conversion and system upgrade costs).

Appendix 41 Definitions (continued) REIT Costs – Includes costs associated with our 2011 proxy contest, the previous work of the former Strategic Review Special Committee of the board of directors and costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. REIT Countries – Countries where we operate that have been converted into a Qualified REIT Subsidiary and Taxable REIT Subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States. Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adj. OIBDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs to fully outfit the building with racking, reported on a constant dollar basis. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period.